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INTEL CORPORATION

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2019 Proxy Statement Supplement May 2019

Make the world’s best semiconductors Lead the AI & autonomous revolution Be the leading end-to-end platform provider for the new data world Relentless focus on operational excellence & efficiency Continue to hire, develop, and retain the best, most diverse, and inclusive talent Business Overview Business Units Data-Centric Long-term growth engine Well positioned to capitalize on industry trends and growing total addressable market Key Groups: Data Center Group, Non-Volatile Memory Solutions Group, Internet of Things Group, Programmable Solutions Group, Mobileye PC-Centric Significant source of profitability and cash flow Provides intellectual property and scale Key Group: Client Computing Group $33.8B 2018 Revenue $37.0B 2018 Revenue We design and manufacture essential products and technologies that offer computing, networking, data storage, and communications solutions to a broad set of customers spanning multiple industries. 2 Our Strategy

Performance Demonstrates Strategic Transformation Revenue PC-Centric ($B) Data-Centric ($B) GAAP ($B) Non-GAAP ($B) GAAP Non-GAAP Operating Income Diluted EPS Our ongoing transformation to grow beyond our traditional PC and server businesses to serve the demands of data-rich markets has delivered the most profitable year in Intel’s history. Our ongoing large-scale transformation into a data-centric company has positioned us to compete and win share in an expanded total addressable market 3 See “Non-GAAP Financial Measures” in Appendix

Experienced Leadership Team Executing on Strategy The Board is confident that our management team is the right group to position the company for continued strong, sustainable growth through one of our most significant transformations in corporate history. To support successful leadership transitions in 2018 and 2019, the Compensation Committee designed compensation plans that inspire executives to deliver on the full potential of our ongoing transformation Robert (Bob) H. Swan Chief Executive Officer George S. Davis Executive Vice President and Chief Financial Officer Venkata Renduchintala Group President, Technology, Systems Architecture & Client Group, and Chief Engineering Officer Navin Shenoy Executive Vice President and General Manager of the Data Center Group Steven R. Rodgers Executive Vice President and General Counsel Joined Intel in 2016 Promoted to CEO in 2019 Proven leader with strong track record of success both within and outside Intel Former Operating Partner at General Atlantic LLC Joined Intel in 2019 Leads Intel’s global finance organization and oversees the Company’s information technology organization Former CFO and Executive Vice President of Qualcomm Incorporated Joined Intel in 2015 Spent a substantial part of his career in the SoC, mobile, and IoT areas Former Executive Vice President at Qualcomm Technologies Joined Intel in 1995 Leads the worldwide organization that develops Intel’s data-centric businesses Former General Manager of Intel’s Client Computing Group Joined Intel in 2004 Leads Intel’s worldwide legal team, government, markets and trade team and oversees China Former litigation partner at Brown & Bain 4

2018 CEO Compensation Overview The Compensation Committee designs our compensation programs to pay out according to rigorous performance metrics aimed at supporting business goals and promoting short- and long-term profitable growth. In response to stockholder feedback, the Committee has added a three-year earnings per share metric to performance-based RSUs for 2019, and updated certain retirement provisions Outperformance Restricted Stock Units (OSUs) Drive a focus on delivering superior stockholder return; Create long-term alignment with stockholders Performance period: Three years Metric: TSR relative to the S&P 500 IT Index Base Salary Attract and retain the best talent in the industry; Maintain competitive pay to allow our executives to maximize attention and optimize time in pursuit of building stockholder value Incentive Cash Plan Incentivize achievement of results that drive stockholder value creation through alignment of financial and operational goals Performance Period: One year Metrics: 25% Absolute Adjusted Net Income Growth 25% Relative Adjusted Net Income Growth 50% Business Unit-Specific Operational Goals Restricted Stock Units (RSUs) Facilitate stock ownership and encourage retention of executive talent in a highly competitive market Vesting period: Three years 93% at risk pay 5

2019 CEO Performance-Based Promotion Awards 2019 awards to Mr. Swan promote long-term value creation and stockholder alignment through our ongoing transformation Cash Incentive-Related PSUs Awards vest on second and third anniversary of grant, tied to average Annual Incentive Cash Plan performance; forfeited if average multiplier below 50% Market Cap B’s Strategic Growth Incentive Awards Strategic growth performance-based option award Exercisable only if Intel’s stock trades at 30% or more above the closing price on grant date for 30 consecutive trading days Represents a $60 billion increase in market capitalization Strategic growth performance stock units (SGPSUs) Threshold vesting only if Intel’s stock trades at 30% or more above the closing price on grant date for 30 consecutive trading days Represents a $60 billion increase in market capitalization Target vesting only if Intel’s stock trades at 50% or more above the closing price on grant date for 30 consecutive trading days Represents a $100 billion increase in market capitalization Maximum vesting only if Intel’s stock trades at 100% or more above the closing price on grant date for 30 consecutive trading days Represents a $200 billion increase in market capitalization No more than 50% of SGPSUs may vest earlier than the third anniversary; additional earned awards are held until the fifth anniversary and subject to cap and potential forfeiture if threshold performance is not maintained 6 Awards are forfeited in their entirety below 30% stock price growth, and maximum payouts require 100% stock price growth These incentives hold our CEO accountable for long-term growth, putting 98% of total 2019 pay at risk and 93% delivered in stockholder-aligned equity

Robust Investor Engagement Program We engage proactively with our stockholders, and, in consultation with our Board, seek to adopt and apply developing practices in a manner that best supports our business and our culture. What We Heard From Investors How We Responded Board Leadership Structure Current structure (executive chairman and independent lead director) works well Determined to maintain current structure Extended Mr. Bryant’s term to provide leadership continuity during CEO transition Board Diversity Would like to see more disclosure around board diversity Separately broke out gender and ethnic diversity of our board members in our 2019 proxy statement Environmental, Social, And Governance (ESG) Matters View our ESG disclosure as best-in-class, but we should consider enhancements in key focus areas for 2019: human capital and climate change risk Enhanced integration of ESG disclosure into our Form 10-K and proxy statement Continued working on aligning human capital and climate risk disclosures with external frameworks Executive Compensation Would like to see a long-term financial performance metric in our compensation program Added three-year EPS as a performance metric (along with total stockholder return (TSR)) for performance-based RSUs Equity Plans Prefer a less frequent stockholder approval cycle for our plans Determined to submit equity plans to a stockholder vote triennially instead of biennially starting after this year Stockholder Special Meetings Current ownership threshold for calling a special meeting may be too high in light of recent trends Proactively lowered threshold from 25% to 15% Summer Review Annual Meeting results and determine next steps Fall Conduct investor engagement and report feedback to Board Winter Incorporate investor feedback into decision-making Spring Conduct Annual Meeting-related investor engagement 7

Diverse Director Nominees with Deep Industry Expertise

Our Corporate Governance and Nominating Committee seeks to maintain a Board with a diversity of perspectives that can support and oversee the Company's ongoing transformation.



Aneel Bhusri
Age: 53
Director Since: 2014
Committees: CGN*, EC*
Lead Director



Andy D. Bryant
Age: 68
Director Since: 2011
Committees: EC
Chairman



Reed E. Hundt
Age: 71
Director Since: 2001
Committees: AC, CC, EC



Omar Ishrak
Age: 63
Director Since: 2017
Committees: CC*, FC



Risa Lavizzo-Mourey
Age: 64
Director Since: 2018
Committees: CGN



Tsu-Jae King Liu
Age: 55
Director Since: 2016
Committees: AC, FC



Gregory D. Smith
Age: 52
Director Since: 2017
Committees: AC*, FC



Robert ("Bob") H. Swan
Age: 58
Director Since: 2019
Committees: EC
CEO



Andrew Wilson
Age: 44
Director Since: 2017
Committees: CC, FC*



Frank D. Yeary
Age: 55
Director Since: 2009
Committees: AC, CGN*

AC Audit Committee
CC Compensation Committee
CGN Corporate Governance & Nominating Committee
EC Executive Committee
FC Finance Committee
* Committee Chair/Co-Chair

Tenure



2
2
6
0-4 years
5-9 years
10+ years

5.1 Yrs
average tenure of director nominees

Board Diversity



4
6
Diverse Directors
Non-Diverse Directors

60%
of director nominees are gender, ethnically, and nationality diverse

Skills & Expertise

	Bhusri	Bryant	Hundt	Ishrak	Lavizzo-Mourey	Liu	Smith	Swan	Wilson	Yeary
Senior Leadership	•	•	•	•	•		•	•	•	
Global/International		•	•	•		•	•	•	•	•
Industry and IT/Technical	•	•	•			•			•	
Financial Experience		•					•	•		•
Human Capital	•	•		•	•		•	•	•	•
Operating and Manufacturing		•		•			•			
Sales, Marketing, and Brand Management				•					•	
Emerging Technologies and Business Models	•	•	•	•		•	•		•	•
Business Development and M&A	•		•	•		•	•	•		•
Government, Legal, and Regulatory			•		•					
Public Company Board	•	•	•	•	•	•	•	•	•	•

The Board's focus on refreshment has led to the appointment of 6 new directors since 2016 intel PROXY STATEMENT SUPPLEMENT 2019 8

Corporate Governance and Compensation Best Practices 9 BOARD Lead Independent Director with robust responsibilities All key committees made up of independent directors Proactive Board refreshment to drive diverse candidacy Board oversees CEO and senior management succession planning, including contingency planning Board oversight of risk management Annual self-evaluation of individual directors and Board as a whole Board oversight of active investor engagement program Outside board service limits for directors Director retirement age policy Corporate responsibility and sustainability issues reviewed by Board Committees and reported to full Board STOCKHOLDER RIGHTS AND ENGAGEMENT Proxy access Majority voting Robust two-way dialogue with investors Special meeting rights for stockholders (recently reduced from 25% to 15%) Annual Say-On-Pay vote Triennial equity compensation plan approval cycle PAY PRACTICES We have performance-based compensation that uses a variety of performance measures and performance periods We have a substantial majority of executive pay “at-risk”, based on a mix of absolute and relative financial and stock price performance metrics Robust stock ownership guidelines for all executive officers and directors Claw-back policy that applies to our annual incentive cash plan and equity incentive plan Independent compensation consultant assists Compensation Committee Limit on maximum incentive payouts Prohibition on hedging and pledging by executives or directors A portion of every executive’s and employee’s compensation linked to corporate responsibility factors since 2008 Intel has long been on the leading edge of best practices in corporate governance and compensation

Commitment to Corporate Responsibility 10 Read our most recent Corporate Responsibility Report at www.intel.com/responsibility We have worked to build a strong system to detect and address risks of forced and bonded labor among our suppliers, and as a co-founder of the Responsible Labor Initiative, we are helping to lead initiatives aimed at protecting and promoting the rights of vulnerable workers in the electronics supply chain. SUPPLY CHAIN RESPONSIBILITY We continued to invest in projects that put us on track to achieve our climate and renewable energy 2020 goals, and announced a new goal to restore 100% of our global water use by 2025. We also continued to advance the application of digital efficiency technologies that empower others to reduce their own environmental footprints. ENVIRONMENTAL SUSTAINABILITY In 2017, we accelerated our 2020 goal to reach full representation of women and underrepresented minorities in our U.S. workforce by the end of 2018 and met this goal. We also made significant progress toward our 2020 goal of $1 billion annual spending with diverse suppliers. DIVERSITY AND INCLUSION SOCIAL IMPACT Over the last 10 years, Intel employees have donated more than 10 million hours of volunteer service. Their efforts are helping to make life better in countless ways for people in our local communities and beyond, including supporting our work to inspire and support underserved youth to acquire digital skills they will need for the jobs of the future. We set ambitious goals and make strategic investments to drive improvements in environmental sustainability, supply chain responsibility, diversity and inclusion, and social impact.

Closing the Global Pay Gap With a diverse workforce of 107,400 employees in over 50 countries, identifying and closing gender pay equity gaps is a complicated task To identify countries where gender pay gaps exist, Intel’s legal and human resources teams worked with third-party experts Upon conducting a fulsome review, Intel made compensation adjustments to close the gap in average total pay between employees of different genders or races and ethnicities, after accounting for legitimate business factors such as performance, tenure and country location Attracting, Retaining and Empowering Employees Pay analyses are only one aspect of our many programs to promote gender and ethnic equality at Intel We have adopted a comprehensive strategy to attract, retain and foster development of female and minority employees As a result, in 2018, we achieved full representation in our U.S. workforce, meaning our workforce reflects the percentage of women and underrepresented minorities available in the U.S. skilled labor market Identifying and Closing Gender Pay Equity Gaps Committed to Equitably Compensating All Employees A diverse workforce and inclusive culture are essential to our evolution and growth, and Intel’s commitment to achieving gender pay equity is central to making Intel a truly inclusive workplace. Although Intel has achieved global gender pay equity, our work in encouraging pay equity is never complete. We will continue to employ a multi-faceted approach to assessing equal pay and representation in our global workforce 2017 Announced the achievement of gender and racial pay equity for all U.S. employees 2018 Announced full representation in our U.S. workforce, two years ahead of our 2020 goal 2019 Announced the achievement of gender pay equity across our worldwide workforce 11

Stockholder Proposals Matters requiring stockholder approval should be presented to, and voted on, by all stockholders at an annual or special meeting This year we reduced the ownership threshold for stockholders to call a special meeting from 25 percent to 15 percent A stockholder (or a group of up to 20) who has held at least 3% of our stock for three years or more may nominate a director to our Board through proxy access Our robust governance practices and stockholder engagement program empowers stockholders to raise their concerns with the company and enables the company to effectively address these concerns in a transparent manner Vote AGAINST Report Concerning Gender Pay Equity – We Have Already Achieved Gender Pay Equity In 2018 we achieved full representation in our U.S. workforce, and in Jan. 2019 announced that we have achieved gender pay equity across our worldwide workforce For more than a decade, we’ve performed an annual analysis in the U.S. to ensure gender as well as race/ethnicity pay equity We have extended our approach to addressing pay gaps to include Total Compensation (base + bonus + stock) We will continue to assess and close pay gaps to maintain gender pay equity globally, as well as race/ethnicity pay equity in the U.S. Vote AGAINST Advisory Vote on Political Contributions – We Already Provide Extensive Disclosure Intel already provides significant disclosure regarding our policies, processes, and oversight of political contributions in line with current best practices advocated by a number of leading organizations Our Board provides robust oversight of political contributions; we have established comprehensive policies, a robust Board review process and regularly engage with external stakeholders on this issue An additional report would not provide our stockholders with any more meaningful information than is already provided through our existing detailed disclosure Vote AGAINST Right to Act by Written Consent – Existing Special Meeting Right is Superior 12

Appendix

Appendix: Forward-Looking Statements Statements in these supplemental materials that refer to forecasts, future plans or expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," “would,” "should," “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such statements are based on management's current expectations and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially from the company's expectations are set forth in Intel's earnings release dated April 25, 2019, which is included as an exhibit to Intel’s Form 8-K furnished to the SEC on such date.  Additional information regarding these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.  Copies of Intel's Form 10-K, 10-Q and 8-K reports may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov. 14

Appendix: 2019 Annual Stockholders’ Meeting This information is being provided to stockholders in addition to the proxy statement filed by Intel with the Securities Exchange Commission on April 3, 2019. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Voting instructions and proxies may be revoked at any time in the manner described in more detail in the proxy statement. The proxy statement is available free of charge at www.intc.com and at www.sec.gov. Intel and the Intel logo are trademarks of Intel Corporation in the U.S. and/or other countries. *Other names and brands may be claimed as the property of others. 15

Years Ended (In Millions, Except Per Share Amounts) Dec 29, 2018 Dec 30, 2017 Dec 31, 2016 Operating income $23,316 $18,050 $13,133 Deferred revenue write-down, net of cost of sales — — 64 Inventory valuation adjustments — 55 387 Amortization of acquisition-related intangible assets 1,305 1,089 1,231 Other acquisition-related charges — 113 100 Restructuring and other charges (72) 384 1,744 Non-GAAP operating income $24,549 $19,691 $16,659       Earnings per share—Diluted $4.48 $1.99 $2.12 Deferred revenue write-down, net of cost of sales — — 0.01 Inventory valuation adjustments — 0.01 0.08 Amortization of acquisition-related intangible assets 0.28 0.22 0.25 Other acquisition-related charges — 0.02 0.02 Restructuring and other charges (0.02) 0.08 0.39 (Gains) losses from divestitures (0.11) (0.08) — Ongoing mark-to-market on marketable equity securities 0.03 — — Tax Reform (0.06) 1.13 — Income tax effect (0.02) 0.09 (0.15) Non-GAAP earnings per share—Diluted $4.58 $3.46 $2.72 Appendix: Non-GAAP Reconciliations 16 In addition to disclosing financial results in accordance with GAAP, this presentation contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. Refer to “Non-GAAP Financial Measures” in Other Key Information in Intel’s 2018 Annual Report on Form 10-K for a detailed explanation of the adjustments made to the comparable GAAP measures. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.